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                                                                   EXHIBIT 10.39

                              SPHERION CORPORATION
                        2000 EMPLOYEE STOCK PURCHASE PLAN

         The purpose of the Spherion Corporation 2000 Employee Stock Purchase Plan (the "Plan") is to provide employees a continued opportunity to purchase stock of Spherion Corporation through annual offerings to be made during the five-year period commencing July 1, 2000. 1,121,373 shares of Spherion Corporation stock in the aggregate have been approved for this purpose. The shares which may be used under the Plan include treasury shares, authorized but unissued shares, shares purchased on the open market, or any combination thereof.

         1. ADMINISTRATION. The Plan shall be administered by the Committee. The Committee shall have authority to make rules and regulations for the administration of the Plan; its interpretations and decisions with regard thereto shall be final and conclusive. No member of the Committee will be liable for any action or determination made in good faith. The Committee may delegate its administrative responsibilities pursuant to this Plan to officers or employees of Spherion.

         2. ELIGIBILITY. Except as provided below, any employee of Spherion Corporation or its Subsidiaries shall be eligible to participate in the Plan if he or she has been employed by the Company or its Subsidiaries for the six months preceding the offering, during which time he or she has completed at least 500 hours. Notwithstanding, any employee of a company or an entity which is purchased by or merged into Spherion Corporation or any of its Subsidiaries shall, with the approval of the Committee, be permitted to participate in the Plan. Participation shall be in accordance with such rules as may be prescribed by the Committee from time to time, which rules, however, shall neither permit nor deny participation in the Plan contrary to the requirements of Section 423 of the Internal Revenue Code and the regulations promulgated thereunder. No employee may participate in an offering if such employee, immediately after the commencement of such offering, owns 5% or more of the total combined voting power or value of the stock of Spherion Corporation or any Subsidiary. For purposes of the preceding sentence, the rules of Section 424(d) of the Internal Revenue Code shall apply in determining the stock ownership of an employee, and stock that the employee may purchase under outstanding options shall be treated as stock owned by the employee. No employee whose customary employment is for less than five (5) months per year or less than twenty (20) hours per week may participate.

         3. OFFERINGS. Spherion shall make one or more offerings each year to participating employees to purchase Spherion Corporation stock under the Plan. Each offering period shall be 3 months in duration with the first offering period to commence July 1, 2000. During an offering period the amounts received as

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Compensation by a participating employee shall constitute the measure of such employee's participation in the offering as is based on Compensation. The participation of an eligible employee in one offering does not guarantee participation in subsequent offerings.

         4. PARTICIPATION. The Plan is a discretionary Plan and participation is voluntary. An employee eligible on the effective date of any offering may participate in such offering at any time by completing and forwarding a payroll deduction authorization form, or complying with such other procedures as determined by the Committee, at least 15 days prior to the beginning of an offering period. The first payroll deduction or other payment authorized by the Committee will begin no earlier than 15 days after the date on which the authorization was received. All participating employees shall have the same rights and privileges under the Plan except that the amount of stock a participating employee may purchase shall bear a uniform relationship to Compensation pursuant to Section 5. Notwithstanding the foregoing, in the event an active employee who has purchased Spherion Corporation stock under the Plan sells or transfers one or more shares of such stock within a two-year period of such purchase, such employee shall not be permitted to participate in either of the next two successive offerings under the Plan following the date of such sale or transfer. Any sale or transfer described in the preceding sentence shall not affect the employee's participation in the Plan for the remainder of the offering period in which such sale takes place.

         5. DEDUCTIONS. Spherion shall maintain payroll deduction accounts for all participating employees. Such accounts will be solely for bookkeeping purposes. No separate fund, trust or other segregation of such amounts will be established or made. Unless otherwise required by law, no interest will accrue on amounts held in such accounts under the Plan. With respect to any offering made under the Plan, a participating employee may authorize a payroll deduction of either: (a) whole percentages of the Compensation such employee receives during the offering period (or during such portion thereof in which the employee may elect to participate); or (b) a fixed amount, as the employee shall determine; up to a maximum of 15% of Compensation. The Committee may require a minimum payroll deduction for participation in any offering consistent with the requirements of Section 423 of the Internal Revenue Code.

         No employee may be granted an option that permits his or her rights to purchase stock under the Plan, and all other employee stock purchase plans of Spherion Corporation and its Subsidiaries described in Section 423 of the Internal Revenue Code, to accrue at a rate that exceeds $25,000 of the Fair Market Value of such stock (determined at the effective date of the applicable offering) for each calendar year in which the option is outstanding at any time. In the event that a participating employee's payroll deductions would otherwise result in the purchase of stock in excess of the foregoing limitations, the stock purchase shall cease when the limitations are reached and the excess cash shall be refunded to such participating employee.

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         6.       DEDUCTION CHANGES. A participating employee may increase or decrease such employee's payroll deduction by filing a new payroll deduction authorization form or complying with such other procedures as the Committee may establish at least 15 days prior to the beginning of an offering period. The change shall become effective at the beginning of the next offering period after receipt of the employee's authorization. Notwithstanding the foregoing, a participating employee may elect to cease payroll deductions at any time during an offering period, in which case such change shall be effective as of the next pay period beginning after receipt of the employee's authorization. If a participating employee ceases his or her payroll deductions, the Committee may, in its discretion, either declare his or her participation to have terminated and authorize distribution pursuant to Section 11 or permit the employee to have his or her cash remain credited under the Plan and apply such cash to the purchase of stock at the end of the offering period in which such cessation occurs.

         7. PURCHASE OF SHARES. Each employee participating in any offering under the Plan shall be granted an option, upon the effective date of such offering, for as many full shares of Spherion Corporation stock as the participating employee may elect to purchase with up to 15% of the Compensation received during the specified offering period (or during such portion thereof as the employee may elect to participate).

         The purchase price for each share purchased shall be 85% of the lower of (i) the Fair Market Value of Spherion Corporation stock at the beginning of the offering period, or (ii) the Fair Market Value of Spherion Corporation stock at the end of the offering period. As of the last day of an offering, the account of each participating employee shall be totaled, and the employee shall be deemed to have exercised an option to purchase one or more full shares at the then-applicable price; the participating employee's account shall be charged for the amount of the purchase; and the ownership of such share or shares shall be appropriately evidenced on the books of Spherion or its agent.

         8. EMPLOYEE ACCOUNTS AND CERTIFICATES. Upon purchase of one or more full shares by a participating employee pursuant to Section 7 hereof, Spherion or its agent shall establish a book entry account in the name of the employee to reflect the share(s) purchased at that time. Certificates shall be issued only on request, on termination of participation in the Plan, or when necessary to comply with transaction requirements outside the United States. In the event a participating employee terminates his or her account, any remaining cash credited to the account will be paid to such employee.

         9. REGISTRATION OF SHARES. Shares may be registered only in the name of the participating employee, or, if such employee so indicates on the employee's payroll deduction authorization form, in the participating employee's name jointly with a member of such employee's family, with right of survivorship. A participating employee who is a resident of a jurisdiction that does not recognize such a joint tenancy may have shares registered in such employee's name as

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tenant in common or as community property with a member of such employee's family, without right of survivorship.

         10. RIGHTS AS A STOCKHOLDER. None of the rights or privileges of a stockholder of Spherion Corporation shall exist with respect to shares purchased under the Plan unless and until such shares shall have been appropriately evidenced on the books of Spherion or its agent.

         11. RIGHTS ON RETIREMENT, DEATH, TERMINATION OF EMPLOYMENT OR TERMINATION OF PARTICIPATION. In the event of a participating employee's retirement, death, or termination of employment, such employee shall be ineligible to continue to participate in the Plan, and the participating employee's option to purchase Spherion Corporation shares will automatically be cancelled. No payroll deduction shall be taken from any pay due and owing to the employee after the pay period during which the employee became ineligible. Upon any such termination of participation, or in the event a participating employee's participation is declared terminated under Section 6, certificates representing the shares credited to the terminating employee's account, and any remaining cash credited to such account, shall be transferred to such employee, or to his or her beneficiary if the employee has died.

         12. RIGHTS NOT TRANSFERABLE. Rights under the Plan may not be assigned, transferred, pledged or disposed of in any way by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee's lifetime only by the employee.

         13. APPLICATION OF FUNDS AND ADMINISTRATIVE FEES. All funds received or held by Spherion under the Plan may be used for any corporate purpose. The Committee may impose reasonable administrative fees on participating employees to defray the administrative costs of the Plan, which shall in no event exceed the actual administrative costs of the Plan.

         14. ADJUSTMENTS IN CASE OF CHANGES AFFECTING SPHERION CORPORATION STOCK. In the event of any change in the capital structure of Spherion, including but not limited to a change resulting from a stock dividend or split-up, or combination or reclassification of shares, the Board of Directors shall make such equitable adjustments with respect to shares available for purchase under the Plan as it deems necessary and appropriate, including, if necessary, any adjustment in the maximum number of shares approved for the Plan or the number of shares available for purchase during an offering period. If Spherion shall become a party to any corporate transaction including but not limited to a merger, consolidation, major acquisition of property for stock, reorganization, or liquidation, the Board or Directors may make such adjustments as it deems advisable with respect to the Plan, including, but not limited to, an adjustment to the number of shares approved for the Plan, the number of shares subject to an option, the option price and any other such adjustments as deemed equitable and appropriate by the Board of Directors.

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         15.      AMENDMENT OF THE PLAN. The Board of Directors may at any
time, or from time to time, amend the Plan in any respect, except that, without the approval of the holders of a majority of the shares of stock of Spherion Corporation then issued and outstanding and entitled to vote, no amendment shall be made (i) increasing the number of shares approved for the Plan (other than as provided in Section 14 hereof), (ii) decreasing the purchase price per share, or (iii) withdrawing the administration of the Plan from a Committee consisting of persons not eligible to participate in the Plan.

         16. TERMINATION OF THE PLAN. The Plan and all rights of employees under any offering hereunder shall terminate:

         a. on the day that participating employees become entitled to purchase a number of shares equal to or greater than the number of shares remaining available for purchase. If the number of shares so purchasable is greater than the shares remaining available, the available shares shall be allocated by the Committee among such participating employees in such manner as it deems fair, or

         b.       at any time, at the discretion of the Board of Directors.

         No offering hereunder shall be made which shall extend beyond July 1, 2005.

         17. GOVERNMENTAL REGULATIONS. Spherion's obligation to sell and deliver Spherion Corporation stock under the Plan is subject to the approval of any federal, state or other governmental authority required in connection with the authorization, issuance, or sale of such stock. Notwithstanding any other provision of the Plan or any agreements entered into pursuant to the Plan, Spherion will not be required to issue any shares under the Plan, and a participant may not sell, assign, transfer or otherwise dispose of shares issued pursuant to options granted under the Plan, unless (a) there is in effect with respect to such shares a registration statement under the Securities Act of 1933, as amended (the "Securities Act") and any applicable state or foreign securities laws or an exemption from such registration under the Securities Act and applicable state or foreign securities laws, and (b) there has been obtained any other consent, approval or permit from any other regulatory body that the Committee, in its sole discretion, deems necessary or advisable. Spherion may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Spherion Corporation stock, as may be deemed necessary or advisable by Spherion in order to comply with such securities law or other restrictions.

         18. PLAN SHARES PURCHASES. Purchases of outstanding shares may be made pursuant to and on behalf of the Plan, upon such terms as Spherion may approve, for delivery under the Plan.

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         19.      PLAN SUBJECT TO STOCKHOLDER APPROVAL. The Plan is adopted
subject to the approval of the stockholders of Spherion Corporation given within 12 months from the date of adoption. Notwithstanding anything else contained herein, no shares of Spherion Corporation stock may be purchased under the Plan prior to such stockholder approval.

         20. NON-U.S. EMPLOYEES. Notwithstanding anything in the Plan to the contrary, with respect to any Subsidiary that employs employees who reside outside of the United States, the Committee may in its sole discretion amend the terms of the Plan in order to conform such terms with the requirements of local law or to meet the objectives of the Plan. The Committee may, where appropriate, establish one or more sub-plans for this purpose.

         21. NO RIGHT TO EMPLOYMENT. Nothing in the Plan will interfere with or limit in any way the right of Spherion Corporation or any Subsidiary to terminate the employment of any eligible employee at any time, nor confer upon any eligible employee any right to continue in the employ of Spherion Corporation or any Subsidiary.

         22. TAX WITHHOLDING. Notwithstanding any provision of this Plan to the contrary, the Committee in its sole discretion may establish such methods or procedures as it deems appropriate in order to withhold any taxes or other amounts as may be required under any applicable federal, state, non-U.S. or local laws.

         23. OTHER BENEFIT AND COMPENSATION PROGRAMS. Unless otherwise specifically determined by the Committee, shares received under the Plan will not be deemed a part of an eligible employee's regular, recurring Compensation for purposes of calculating payments or benefits from any company benefit plan or severance program. Further, Spherion may adopt other Compensation programs, plans or arrangements as it deems appropriate.

         24. SUCCESSORS AND ASSIGNS. The Plan will be binding upon and inure the benefit of the successors and permitted assigns of Spherion and the eligible employees.

         25. GOVERNING LAW. The validity, construction, interpretation, administration and effect of the Plan and any rules, regulations and actions relating to the Plan will be governed by an construed exclusively in accordance with the laws of the State of Delaware, notwithstanding the conflicts of laws principles of any jurisdictions.

         26.      DEFINITIONS.

         "Board of Directors" means the Board of Directors of Spherion Corporation.

         "Committee" means the Committee administering the Plan, consisting of at least three members appointed by the Board of Directors either from

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         members of senior management, from the Board of Directors, or a combination thereof.

         "Compensation" means all Compensation, except bonuses.

         "Spherion" means Spherion Corporation, formerly known as Interim Services Inc., a Delaware corporation.

         "Spherion Corporation stock" means the common stock, par value $.01 per share, of Spherion Corporation.

         "Internal Revenue Code" means the U.S. Internal Revenue Code of 1986, as amended.

         "Fair Market Value" means the closing price of Spherion Corporation stock on the New York Stock Exchange on a given day or, if no sales of Spherion Corporation stock were made on that day, the closing price of Spherion Corporation stock on the next preceding day on which sales were made on the New York Stock Exchange; provided, however, that the Committee may, in its discretion, establish such other measure of Fair Market Value as it deems appropriate.

         "Plan" means this Spherion Corporation 2000 Employee Stock Purchase
         Plan.

         "Subsidiary" means a Subsidiary of Spherion Corporation within the meaning of Section 424(f) of the Internal Revenue Code and the regulations promulgated thereunder.